UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, our board of directors appointed Laura Godlewski as our principal accounting officer, effective immediately, replacing Shaun D. McMeans, our Senior Vice President and Chief Financial Officer, in that capacity. Mr. McMeans continues to serve as our Senior Vice President and Chief Financial Officer, as well as our principal financial officer.

Ms. Godlewski, age 40, has served as our Vice President of Accounting and Financial Reporting since July 2017, and continues to serve in this capacity following her appointment as our principal accounting officer. From January 2015 to July 2017, Ms. Godlewski served as our Corporate Controller. Before joining us, Ms. Godlewski served as Chief Financial Officer of VisionQuest National, Inc., a human services organization, from June 2014 to January 2015. From June 2008 to May 2014, Ms. Godlewski served in various roles of increasing responsibility at The Providence Service Corporation, a publicly traded behavioral health company, including Human Services Division Director of Finance, Corporate Director of Finance and Accounting and Interim Controller. Ms. Godlewski began her career at KPMG LLP in 2001, where she served in audit and transaction services roles, including Audit Manager from 2006 to 2008. Ms. Godlewski received her B.A. in Accounting from Michigan State University and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2019	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer